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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP


         We consent to the incorporation by reference in this Registration Statement (Form S-8) of Belden Inc. pertaining to the Belden Inc. Long-Term Incentive Plan of our report dated January 19, 1998, with respect to the consolidated financial statements of Belden Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP
St. Louis, Missouri
March 22, 1999